                                                                  Exhibit (c)(2)

                           TENDER AND VOTING AGREEMENT

                  This TENDER AND VOTING AGREEMENT, dated as of December 17, 1999 (this "Agreement"), is entered into by and between SER SYSTEME AG, a German corporation ("Parent"), and each stockholder of EIS INTERNATIONAL, INC., a Delaware corporation ("Company"), whose name and signature are set forth on the signature page(s) hereof (collectively, the "Stockholders" and, individually, a "Stockholder").

                  WHEREAS, Company, Parent and Sersys Acquisition Corporation ("Sub"), a Delaware corporation that is a wholly owned subsidiary of SER (USA), Inc., a Delaware corporation that is a wholly owned subsidiary of Parent, are, concurrently with the execution hereof, entering into an Agreement and Plan of Merger, dated as of December 17, 1999 (the "Merger Agreement"), pursuant to which Sub will make an offer to purchase (the "Offer") all of the issued and outstanding shares of common stock, par value $0.01 per share, of Company (the "Company Common Stock"), at a price of $6.25 per share, net in cash, the consummation of which will be followed by the merger of Sub with and into Company, with Company being the surviving corporation (the "Merger");

                  WHEREAS, each Stockholder is the record and/or beneficial owner (for purposes of this Agreement, "beneficial owner" and correlatives having the meaning set forth in Rule 13d-3 under the Exchange Act) of that number of shares of Company Common Stock set forth opposite his or her name on
Schedule I hereto and incorporated herein by reference (collectively, the "Existing Shares" and, with respect to any Stockholder, the "Stockholder's Existing Shares");

                  WHEREAS, each of the parties hereto desires to enter into this Agreement to provide for, among other things, (1) the obligation of each Stockholder to tender, or cause the record holder of all such Stockholder's Existing Shares, together with all other shares of capital stock or other voting securities of Company with respect to which such Stockholder has beneficial ownership as of the date of this Agreement and any shares of capital stock or other voting securities of Company, beneficial ownership of which is directly or indirectly acquired by such Stockholder after the date hereof (including, without limitation, shares received pursuant to any stock splits, stock dividends or distributions, shares acquired by purchase or upon the exercise, conversion or exchange of any option, warrant or convertible security or otherwise, and shares or any voting securities of Company received pursuant to any change in the capital stock of Company by reason of any recapitalization, merger, reorganization, consolidation, combination, exchange of shares or the like (collectively, the "Shares" and with respect to any Stockholder, the "Stockholder's Shares") to tender such Stockholder's Shares (collectively, the "Tender Shares" and with respect to any Stockholder, the "Stockholder's Tender Shares") in the Offer, (2) the obligation of each Stockholder to vote such Stockholder's Shares, or to cause the record holder of the Stockholder's Shares to vote, such Shares (collectively, the "Voting Shares" and with respect to any Stockholder, the "Stockholder's Voting Shares") in the manner specified herein and (3) certain restrictions on the sale or the transfer of record and beneficial ownership, by any Stockholder, of any such Stockholder's Shares; and

                  WHEREAS, each Stockholder acknowledges that Parent is entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of such Stockholder set forth in this Agreement and that the Parent would not enter into the Merger Agreement if such Stockholder did not enter into this Agreement.

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Parent and each Stockholder severally agree as follows:

                  1. Incorporation by Reference; Defined Terms. The Recitals set forth above are incorporated into this Agreement by reference and made a part hereof. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Merger Agreement.

                  2. Agreement to Tender. Subject to the terms of this Agreement and provided this Agreement is not terminated pursuant to Section 20 hereof, each Stockholder hereby agrees to validly tender, or cause the record owner to validly tender, all of such Stockholder's Tender Shares pursuant to and in accordance with the terms of the Offer within ten (10) business days of the commencement thereof and, once tendered, not to withdraw or permit to be withdrawn any Shares therefrom unless the Offer has expired and not been extended or been terminated without the purchase of any shares as so permitted in the Merger Agreement.

                  3. Agreement to Vote. Each Stockholder hereby agrees that, from and after the date hereof and until the Termination Date (as defined in Section 20), such Stockholder shall (i) appear at each and any meeting of the stockholders of the Company, however called, in person or by proxy, or otherwise shall cause all such Stockholder's Voting Shares, or Shares as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, to be counted as present thereat for purposes of establishing a quorum, and (ii) at each such meeting or in connection with any written consent of the stockholders of Company, such Stockholder shall vote (or cause to be voted) or act by written consent with respect to all such Stockholder's Voting Shares or Shares as to which such Stockholder has, directly or indirectly, the right to vote or direct the voting, (a) in favor of adoption and approval of the Merger Agreement and the Merger and the approval of the terms thereof and each of the other actions contemplated by the Merger Agreement and this Agreement, and any other action requested by Parent in furtherance thereof; (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of

Company contained in the Merger Agreement or of any Stockholder contained in this Agreement; (c) against any Acquisition Proposal made by any person (for purposes of this Agreement, "person" having the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Parent or any of its Subsidiaries; and (d) against any other action, agreement or transaction (other than the Merger Agreement and the transactions contemplated thereby) that is intended, or could reasonably be expected, to impede, or interfere or be inconsistent with, delay, postpone, discourage or materially adversely affect the Offer or the Merger or the performance by each of the Stockholders of such Stockholder's obligations under this Agreement, including, but not limited to:
(i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Company or its Subsidiaries (other than the Offer and the Merger); (ii) a sale, lease or transfer of a material amount of assets of Company or any of its Subsidiaries (other than in the ordinary course of business) or a reorganization, recapitalization or liquidation of Company or any of its Subsidiaries; (iii) a material change in the policies or management of Company; (iv) an election of new members to the board of directors of Company, except where the vote is cast in favor of the candidates nominated by a majority of the existing directors; (v) any material change in the capitalization or dividend policy of Company as in effect on the date hereof or any amendment or other change to Company's certificate of incorporation as in effect on such date; or (vi) any other material change in Company's personnel, corporate structure or business. Each Stockholder hereby agrees not to enter into any voting or other agreement or understanding with any person or entity or grant a proxy or power of attorney with respect to any Shares prior to the Termination Date (other than a proxy or power of attorney to an officer of Company that may be exercised solely in accordance with this Section 3 and except as provided in Section 4 below) or vote or give instructions in any manner inconsistent with clauses (a), (b) or (c) of the preceding sentence. Each Stockholder hereby agrees, during the period commencing on the date hereof and ending on the Termination Date, not to, and not to permit any of its affiliates (for purposes of this Agreement, "affiliate" has the definition set forth in Rule 12b-2 of the Exchange Act) to, vote or execute any written consent in lieu of a stockholders meeting, if such consent or vote by the stockholders of Company would be inconsistent with, impede or frustrate the purposes of the other covenants of such Stockholder pursuant to this Agreement including, without limitation, the purposes and covenants of this Section 3. The provisions of this Agreement, including but not limited to this Section 3, should not be construed to prevent a Stockholder, acting in his capacity as a director of the Company, from exercising his fiduciary duties as a director, including with respect to the matters set forth in Section 6.7(g) of the Merger Agreement.

                  4. PROXY. SUBJECT TO SECTION 20 HEREOF, EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS, GERT J. REINHARDT AND PHILIP A. STOREY, IN THEIR RESPECTIVE CAPACITIES AS OFFICERS OF PARENT, AND ANY INDIVIDUAL (S) WHO SHALL HEREAFTER SUCCEED TO THE CORPORATE OFFICE OF EITHER SUCH OFFICER OF PARENT, AND ANY OTHER PERSON(S) DESIGNATED IN WRITING BY PARENT, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S PROXY AND ATTORNEY-IN-FACT

(WITH FULL POWER OF SUBSTITUTION) TO VOTE OR ACT BY WRITTEN CONSENT ON MATTERS REFERRED TO IN, AND IN ACCORDANCE WITH, SECTION 3 HEREOF, WITH RESPECT TO SUCH STOCKHOLDER'S SHARES. THIS PROXY IS COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE. SUCH STOCKHOLDER WILL TAKE SUCH FURTHER ACTION OR EXECUTE SUCH OTHER INSTRUMENTS AS PARENT MAY DEEM NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH SHARES. NOTWITHSTANDING THE FOREGOING, NEITHER PARENT NOR ANY OF THE AFORENAMED PROXIES SHALL EXERCISE THE POWERS SET FORTH IN THIS SECTION 4 UNLESS AND UNTIL THE HSR APPROVAL CONDITION HAS BEEN SATISFIED.

                  5. Representations and Warranties of Parent. Parent represents and warrants to each Stockholder as follows:

                     (a) Parent is a corporation duly organized, validly existing and in good standing under the laws of Germany.

                     (b) Parent has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors and no other corporate proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement by Parent and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and (assuming the valid authorization, execution and delivery of this Agreement by each Stockholder) is a valid and binding obligation of Parent, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                     (c) The execution and delivery of this Agreement by
Parent do not, and the performance of this Agreement by Parent will not, (i) violate the certificate of incorporation or by-laws of Parent, (ii) violate any law, rule, regulation or order applicable to Parent or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of Parent pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent is a party or by which Parent or any of its properties is bound, except those that would not reasonably be expected to impair materially the ability of Parent to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.
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

                  6. Representations and Warranties of the Stockholders. Each Stockholder represents and warrants to Parent as follows:

                     (a) If such Stockholder is a corporation, limited liability company, partnership or trust (i) such Stockholder has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and (ii) such Stockholder has all necessary corporate authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and the execution, delivery and performance of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of such Stockholder.

                     (b) This Agreement has been duly executed and delivered by such Stockholder and (assuming the valid authorization, execution and delivery of this Agreement by Parent) is a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

                     (c) The execution and delivery of this Agreement by such Stockholder do not, and the performance of this Agreement by such Stockholder will not, (i) if such Stockholder is a corporation, limited liability company, partnership or trust, violate the certificate of incorporation or by-laws, or other organizational documents, of such Stockholder, (ii) violate any law, rule, regulation or order applicable to such Stockholder or by which any of its properties is bound, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Lien on the properties or assets of such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or any of its properties is bound, except for those that would not result in the imposition of a Lien on such Stockholder's Shares and would not reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby on a timely basis.

                     (d) The execution and delivery of this Agreement by such Stockholder do not, and the performance by such Stockholder of its obligations hereunder will not, require such Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity.
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

                     (e) There is no suit, action, investigation or proceeding pending or, to the knowledge of such Stockholder, threatened against such Stockholder at law or in equity before or by any Governmental Entity that would reasonably be expected to materially impair the ability of such Stockholder to perform its obligations hereunder on a timely basis, and there is no agreement, commitment or law to which such Stockholder is subject that would reasonably be expected to impair materially the ability of such Stockholder to perform its obligations hereunder on a timely basis.

                     (f) Such Stockholder's Existing Shares are owned beneficially and of record by such Stockholder except as indicated on Schedule
I. Such Stockholder's Existing Shares constitute all of the shares of Company Common Stock owned of record or beneficially by such Stockholder. All of such Existing Shares are issued and outstanding and, except as indicated on Schedule I, such Stockholder does not own, of record or beneficially, any warrants, options, convertible securities or other rights to acquire any shares of Company Common Stock. Such Stockholder has not appointed or granted any proxy which is still effective with respect to any Shares other than as provided in this Agreement. Except as indicated on Schedule I, such Stockholder has sole voting power and sole power of disposition with respect to all of such Stockholder's Existing Shares, and there are no restrictions on such Stockholder's rights of disposition pertaining thereto.

                  7. Agreements of the Stockholders.

                     (a) Each Stockholder hereby agrees, while this Agreement is in effect, and except as expressly contemplated hereby or by the Merger Agreement, not to (i) sell, transfer, pledge, encumber, grant, assign or otherwise dispose of, enforce any redemption agreement with Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, pledge, encumbrance, grant, assignment or other disposition of, record or beneficial ownership of any of the Shares or any interest in any of the foregoing, except to Parent, (ii) grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares, or any interest in any of the Shares, except to Parent or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement, or that would otherwise hinder or delay Parent from acquiring a majority of the outstanding Company Common Stock, determined on a fully diluted basis.

                     (b) Each Stockholder hereby agrees, while this Agreement is in effect, and except with respect to Parent and its affiliates and except for actions that, if taken by the Company, would be permitted pursuant to the Merger Agreement, such Stockholder shall not, and shall not permit any of its affiliates or any director, officer, employee consultant, agent, advisor or representative of such Stockholder or any of its affiliates (collectively, the "Representatives") to initiate, solicit or knowingly encourage, directly or indirectly, any inquiries or the making of any proposal with respect to any matter described in Section 7(a) hereof or any Acquisition Proposal, participate in any negotiations concerning, or provide to any other person any information or data relating to Company or any of its Subsidiaries for the purpose of, or have any discussions with any person relating to, or cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect any matter described in
Section 7(a) hereof or any Acquisition Proposal with respect to Company or any of its Subsidiaries, or agree to or endorse any or release any third party from any obligation under any existing standstill agreement or arrangement relating to any such Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement such an Acquisition Proposal. Each Stockholder agrees immediately to cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore by it that would violate Section 7(a) or 7(b) hereof, and will take the necessary steps promptly to inform its Representatives of the obligations undertaken by such Stockholder in this Section 7.

                     (c) Each Stockholder hereby agrees, while this Agreement is in effect, to notify Parent promptly of (i) the number of any additional shares of Company Common Stock and the number and type of any other Shares acquired by such Stockholder, after the date hereof and (ii) any inquiries or proposals that are received by, any information that is requested from, or any negotiations or discussions that are sought to be initiated or continued with, such Stockholder with respect to any matter described in Section 7(a) or Section 7(b).

                     (d) Each Stockholder consents to the termination of the Company Stock Plans and the Stock Purchase Plan (all as defined in the Merger Agreement) and the conversion of interests under such plans pursuant to Sections
1.9 and 6.5 of the Merger Agreement.

                  8. Record Ownership. Each Stockholder agrees to use its reasonable best efforts such that within ten (10) business days after receiving a request therefor from Parent, such Stockholder will no longer hold any Shares in "street name" or in the name of any nominee.

                  9. Further Assurances. From time to time, at the request of Parent, on the one hand, and any Stockholder, on the other, each Stockholder or the Company, as the case may be, without further consideration, shall execute and deliver such additional documents and take all such further action as may be necessary or desirable, in the reasonable discretion of the party making the request, to consummate and make effective, as expeditiously as reasonably practicable, the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, none of the parties hereto shall enter into an agreement or arrangement (or alter, amend or terminate any existing agreement or arrangement) if such action would materially impair the ability of such party to effectuate, carry out or comply with all the terms of this Agreement.

                  10. Survival. None of the representations, warranties, covenants and agreements of the parties herein shall survive beyond the Termination Date.

                  11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (1) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (2) on the first (1st) business day following the date of dispatch if delivered by a recognized next-day courier service, or (3) on the tenth (10th) business day following the date of dispatch if mailed by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be given the party at its address stated on the signature page(s) of this Agreement or at any other address as the Company or a Stockholder may specify for this purpose by notice to the Stockholders or the Company, as the case may be, pursuant to this
Section 11.

                  12. No Waivers. No failure or delay by any party in exercising any right, power or privilege under this Agreement or any other agreements, instruments and other documents executed and delivered by each Stockholder in connection with this Agreement (collectively, the "Support Documents") shall operate as a waiver of that right, power or privilege. A single or partial exercise of any right, power or privilege shall not preclude any other or further exercise of that right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Support Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                  13. Amendments, Etc. No amendment, modification, termination or waiver of any provision of any Support Document, and no consent to any departure by any Stockholder or Parent from any provision of any Support Document, shall be effective unless it shall be in writing and signed and delivered by each Stockholder and Parent, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

                  14. Successors and Assigns; Third Party Beneficiaries. (a) No party shall assign any of its rights or remedies or delegate any of its obligations or liabilities, in whole or in part, under any Support Document. Any assignment or delegation in contravention of this Section 14 shall be void ab initio and shall not relieve the assigning or delegating party of any obligation under any Support Document.

                     (b) The provisions of each Support Document shall be binding upon and inure solely to the benefit of the parties hereto and their respective permitted heirs, executors, legal representatives, successors and assigns, and no other person.

                  15. Governing Law. This Agreement and each other Support Document, and all rights, remedies, liabilities, powers and duties of the parties hereto and thereto, shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia without regard to the principles of conflicts of laws thereof.

                  16. Severability of Provisions. If any one or more of the terms or other provisions of any Support Document, or the application thereof to any person(s) or in any circumstance(s) is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced, for any reason, all other terms and provisions of such Support Document and of each other Support Document shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby and thereby is not affected in any manner materially adverse to any party to this Agreement. Upon such a determination that any term(s) or other provision(s) is or are invalid, illegal or incapable of being enforced, the parties to the affected Support Document shall negotiate in good faith to modify such Support Document so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. In the event that such modification is not possible or is not achieved for any reason, then the term(s) or provision(s) found invalid, illegal or incapable of being enforced shall be deemed to be deleted or excluded from the affected Support Agreement as if never included therein to the extent that such deemed deletion or exclusion does not affect the economic or legal substance of the transactions contemplated in a manner materially adverse to any party to this Agreement.

                  17. Headings and References. Article and section headings in any Support Document are included for only for the convenience of reference of the parties, do not constitute a part of the Support Document for any other purpose and shall not be used in the construction of any Support Document or any provision thereof. References to articles and sections in any Support Document are references to the sections of the Support Document in which such reference appears, unless the context shall require otherwise. Any term used in any Support Agreement in the singular shall extend to and include the plural, any term used in the plural shall extend to and include the singular and any term used in either gender or the neuter shall extend to and include the other gender or be neutral, unless the context otherwise requires.

                  The use in this Agreement of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter.

                  18. Entire Agreement. The Support Documents (including the Merger Agreement to the extent referenced herein) embody the entire agreement and understanding of each of the parties hereto with respect to the subject matter thereof, and
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

supersede all other written or oral prior agreements or understandings, with respect to such subject matter.

                  19. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of any Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company, on the one hand, and the Stockholders, on the other hand, hall be entitled to an injunction or injunctions to prevent breaches of the Support Agreements and to enforce specifically the terms and provisions of the Support Agreements in any federal court sitting in the Commonwealth of Virginia or Virginia State court, this being in addition to any other remedy to which such party are entitled at law or in equity.

                  20. Termination. This Agreement and the proxy set forth in
Section 4 shall terminate upon the earliest of the following dates (such date is referred to herein as the "Termination Date"): (i) the date on which the Merger Agreement is terminated in accordance with Article VIII thereof; (ii) the date on which Parent terminates this Agreement upon written notice to each of the Stockholders, which termination may be effected by Parent at any time, in its sole discretion; and (iii) the Effective Time.

                  21. Counterparts. This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original, and all of which counterparts, taken together, shall constitute one and the same instrument, with the same effect as if all signatures were on the same instrument.

                  IN WITNESS WHEREOF, Parent and each of the undersigned Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

                                             SER SYSTEME AG

                                             By: /s/ GERT J. REINHARDT
                                                ---------------------
                                             Name:  Gert J. Reinhardt
                                             Title: Chief Executive Officer

                                             STOCKHOLDERS

                                             /s/ JAMES E. McGOWAN
                                             ------------------------
                                             (Signature)

                                             James E. McGowan
                                             ------------------------
                                             (Print Name)

                                             Address: Foxwood Lane
                                                      Bluemount, VA 20135

                                             /s/ ROBERT M. JESURUM
                                             ------------------------
                                             (Signature)

                                             Robert M. Jesurum
                                             ------------------------
                                             (Print Name)

                                             Address: 11 Harborview Drive
                                                      Rye, NH 03870

                                             /s/ CHARLES W. McCALL
                                             ------------------------
                                             (Signature)

                                             Charles W. McCall
                                             ------------------------
                                             (Print Name)

                                             Address: Illegible

                                           /s/ JOHN F. BURTON
                                           ------------------------
                                           (Signature)

                                           John F. Burton
                                           ------------------------
                                           (Print Name)

                                           Address: P.O. Box 850
                                                    McLean, VA 22101

                                           /s/ PETER B. FOREMAN
                                           ------------------------
                                           (Signature)

                                           Peter B. Foreman
                                           ------------------------
                                           (Print Name)

                                           Address:


                                           /s/ KENT M. KLINEMAN
                                           ------------------------
                                           (Signature)

                                           Kent M. Klineman
                                           ------------------------
                                           (Print Name)

                                           Address: 1720 Ave. of the Americas
                                                    NY, NY

                                           /s/ ROBERT J. CRESCI
                                           ------------------------
                                           (Signature)

                                           Robert J. Cresci
                                           ------------------------
                                           (Print Name)

                                           Address:

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                                           /s/ FREDERICK C. FOLEY
                                           ------------------------
                                           (Signature)

                                           Frederick C. Foley
                                           ------------------------
                                           (Print Name)

                                           Address: 1414 Esplanade Ct.
                                                    Apt 448
                                                    Reston, VA 20194

                                           /s/ EDWARD J. SARKISIAN
                                           ------------------------
                                           (Signature)

                                           Edward J. Sarkisian
                                           ------------------------
                                           (Print Name)

                                           Address: 6507 Rock Crystal Dr.
                                                    Clifton, VA 20124

                                           /s/ JONATHAN M. WINEBERG
                                           ------------------------
                                           (Signature)

                                           Jonathan M. Wineberg
                                           ------------------------
                                           (Print Name)

                                           Address: 17676 Artist View Ct.
                                                    Round Hill, VA 20141